UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously announced, on September 30, 2013, KCG Holdings, Inc. (the “Company”) commenced a consent solicitation (the “Consent Solicitation”) with respect to its outstanding 8.250% Senior Secured Notes due 2018 (CUSIP Nos.: U24478AA4, 48244BAA8 and 48244BAB6) (the “Notes”) pursuant to a Consent Solicitation Statement (the “Consent Solicitation Statement”) dated as of September 30, 2013. The Company was soliciting consents from registered holders (“Holders”) of the Notes as of 5:00 p.m., New York City time, September 27, 2013 (the “Record Date”) to amend, among other things, the terms of the Indenture, dated as of June 5, 2013 (as amended and supplemented, the “Indenture”), among the Company, The Bank of New York Mellon, as trustee and collateral agent (the “Trustee”), and certain subsidiary guarantors (the “Guarantors”). As a condition to the effectiveness of the amendment to the Indenture and as stated in the Consent Solicitation Statement, the Company also intended to enter into an amendment to its Credit Agreement (the “Credit Agreement”), dated as of July 1, 2013, with the lenders party thereto, Jefferies Finance LLC (the “Credit Agreement Agent”), as documentation agent, administrative agent, collateral agent and syndication agent, and Jefferies Finance LLC and Goldman Sachs Bank USA, as joint lead arrangers and joint book managers.

On October 15, the Company announced that it had received, as of 5:00 p.m., New York City time, on October 14, 2013, valid consents from the Holders of $304,022,000 in aggregate principal amount of the Notes, representing 99.68% of the total aggregate principal amount of the Notes. Therefore the Company has received the requisite consents to amend the Indenture.

Third Supplemental Indenture

On October 15, 2013, the Company entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”) with the Trustee to amend the Indenture to allow the purchase, redemption or repayment of the 3.50% Cash Convertible Senior Subordinated Notes due 2015 (the “2015 Convertible Notes”), issued by Knight Capital Group, Inc., in the Company’s discretion, at any price, including at a premium or at a discount from the face value thereof, with any available cash.

The Third Supplemental Indenture took effect on October 15, 2013 in accordance with its terms.

The foregoing description of the Third Supplemental Indenture is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

First Amendment and Consent to Credit Agreement

On October 15, 2013, the Company and Guarantors entered into the First Amendment and Consent to Credit Agreement (the “Credit Agreement Amendment”) with the lenders party thereto and the Credit Agreement Agent.

The Credit Agreement Amendment requires the Company to prepay a portion of the principal amount of borrowings under the Credit Agreement on the first business day (the “Cash Collateral Prepayment Date”) after the 60th day from October 15, 2013 by using any remaining funds (all such funds, the “Collateralized Cash Proceeds”) on deposit in a cash collateral account previously set aside to purchase, or cause to be purchased, the 2015 Convertible Notes. The Company may also prepay a portion of the principal amount of borrowings under the Credit Agreement out of the Collateralized Cash Proceeds prior to the Cash Collateral Prepayment Date by giving no less than 3 business days’ prior notice to the Credit Agreement Agent.

The Credit Agreement Amendment also permits the purchase, redemption or repayment of the 2015 Convertible Notes in the Company’s discretion, at any price, including at a premium or at a discount from the face value thereof, with any available cash.

The Credit Agreement Amendment took effect on October 15, 2013 in accordance with its terms.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1	Third Supplemental Indenture, dated as of October 15, 2013, by and among the Company, the Guarantors and the Trustee in connection with the Indenture governing the Company’s 8.250% senior secured notes due 2018 in the aggregate principal amount of $305,000,000, filed as Exhibit 4.7 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

Exhibit 10.1	First Amendment and Consent to Credit Agreement, dated as of October 15, 2013, by and among the Company, the Guarantors, the lenders party thereto and the Credit Agreement Agent amending the Credit Agreement filed as Exhibit 10.1 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: October 16, 2013

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary